EXHIBIT 10.32
RESTRICTED STOCK UNIT AGREEMENT
(Ratable Period of Restriction Ends in Thirds)
MetLife, Inc. confirms that, on [grant date] (the “Grant Date”), it granted you, [name], [number] Restricted Stock Units. Your Restricted Stock Units are subject to the terms and conditions of the MetLife, Inc. 2025 Stock and Incentive Compensation Plan (the “Plan”) and this Restricted Stock Unit Agreement (this “Agreement”), which includes the Award Agreement Supplement (the “Supplement”). Please note that the Supplement includes terms for forfeiture of your Restricted Stock Units under some circumstances.
Standard Terms.
(a) These terms are the “Standard Terms” and will apply to your Restricted Stock Units except in so far as Sections S-2 (“Change of Status”), S-3 (“Change of Control”), or S-16 (“Restrictive Covenants”) apply. If Shares are paid to you, you will receive evidence of ownership of those Shares.
(b) The Period of Restriction for your Restricted Stock Units will end in stages on the first three anniversaries of the Grant Date. Each portion of your Restricted Stock Units subject to a different Period of Restriction shall be referred to as a “Unit Tranche” and during its Period of Restriction as an “Outstanding Unit Tranche.” The Period of Restriction for one-third (1/3) of your Restricted Stock Units (rounding down to the nearest whole number of Restricted Stock Units, the “First Unit Tranche”) will begin on the Grant Date and end on the first anniversary of the Grant Date. The Period of Restriction for one-third (1/3) of your Restricted Stock Units (rounding down to the nearest whole number of Restricted Stock Units, the “Second Unit Tranche”) will begin on the Grant Date and end on the second anniversary of the Grant Date. The Period of Restriction for each of your Restricted Stock Units not included in either the First or the Second Unit Tranches (the “Third Unit Tranche”) will begin on the Grant Date and end the third anniversary of the Grant Date.
(c) Each Unit Tranche will be due and payable in the form of Shares after the conclusion of the Period of Restriction applicable to that Unit Tranche, at the time specified in Section S-8 (“Timing of Payment”).
IN WITNESS WHEREOF, MetLife, Inc. has caused this Agreement to be offered to you, and you have accepted this Agreement by the electronic means made available to you.